UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 8, 2009

United America Indemnity, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands		None
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(345) 949-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Matthew B. Scott as President of Penn-America Group

Effective June 8, 2009, Matthew B. Scott was appointed as President of Penn-America Group. Mr. Scott, 49, joined UAI in October 2007 as Vice President, Business Development of Diamond State Group and was promoted to Senior Vice President of Casualty Brokerage of Diamond State Group in April 2008. Prior to joining UAI, he served as an executive in the Strategic Markets Unit of White Mountains’ subsidiary, OneBeacon Insurance Company. Mr. Scott began his career in 1986 at Sigel Insurance Group, where he was ultimately appointed Vice President, Sales. In 1998, he joined CGU Insurance Company as Vice President, Specialty Business Development. CGU Insurance Company was acquired by White Mountains Insurance Group in 2001. Mr. Scott previously served on the Board of American Centennial Insurance Company, a White Mountains company. He received his Bachelor of Arts from Franklin & Marshall College and his Master of Science in Insurance Management from Boston University.

The terms of Mr. Scott’s new employment agreement have not been finalized, and will supersede the agreement Mr. Scott currently has with Diamond State Insurance Company. There are no other understandings or arrangements pursuant to which Mr. Scott was selected as President of Penn-America Group. There are no related party transactions between United America Indemnity, Ltd. and Mr. Scott reportable under Item 404(a) of Regulation S-K.

Resignation of Raymond H. (Scott) McDowell as President of Penn-America Group

Effective June 8, 2009, Raymond H. (Scott) McDowell resigned President of Penn-America Group.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated June 8, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United America Indemnity, Ltd.

June 11, 2009	By:	/s/ Thomas M. McGeehan

Name: Thomas M. McGeehan
Title: Interim Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated June 8, 2009